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                                                                    Exhibit 99.2

                                               Anchor Pacific Underwriters, Inc.

PRESS RELEASE


FOR IMMEDIATE RELEASE
CONTACT:  Kevin Jasper
          (619) 557-2777

  Anchor Pacific Underwriters, Inc., Announces Acquisition of Managed Care
      Business Units of Novaeon, Inc. and $2M Private Debt Financing


SAN DIEGO, CA-- January 16, 2001 -- Anchor Pacific Underwriters, Inc., (APUX.OB) announced that on Friday, January 12, 2001, it closed the purchase of substantially all of the assets and business of the telephonic case management and medical bill review units of Novaeon, Inc., ("Novaeon") from Novaeon's Chapter 11 bankruptcy estate (the "Novaeon Assets") as well as the private placement of a $2M convertible debt facility with Legion Insurance Company (the "Legion Loan"). The acquisition is the first step in Anchor Pacific's strategy to diversify its insurance services product lines.

The purchase price for the Novaeon Assets is contingent, ranging from a maximum of $5M to a minimum of $2M based on the revenue actually realized by the acquired business units from existing Novaeon customers during calendar year 2001. The purchase price will be reduced dollar-for-dollar by the amount actual 2001 revenue is less than $10M. The current annual revenue run rate of the acquired business units is approximately $6M. In no event, however, will the purchase price be adjusted below the minimum $2M figure. The price was payable by delivery of $1.5M in cash and Anchor Pacific's contingent promissory note in the amount of $3.5M containing contingent principal reduction terms as described above. A new subsidiary, Spectrum Managed Care of California, Inc., ("Spectrum of California"), has been formed by Anchor Pacific to own and operate these assets effective January 15, 2001.

The principal and interest under the $2M Legion Loan will be automatically converted into Anchor Pacific common shares upon Anchor's completion of a contemplated $3M - $6M private placement of its common stock, which is targeted to be completed prior to June 30, 2001. The debt conversion will be made at the per share price realized by Anchor in such offering. In the event the private placement is not completed by June 30, 2001, Anchor Pacific, its majority owner, Ward North America Holding, Inc. ("Ward N.A."), and Legion Insurance Company have entered into agreements whereby Legion can cause Ward N.A. to purchase its rights under the Legion Loan and Ward N.A. can then acquire the capital stock of Spectrum of California from Anchor Pacific by assuming its payment obligations under the Legion Loan, as well as, the contingent Anchor Pacific note to Novaeon.

Jeffrey S. Ward, Chairman and CEO of Ward N.A. and Anchor Pacific, commented, "Our plan to raise capital in Anchor Pacific in order to accelerate its development as a diversified insurance services holding company with operating subsidiaries providing outsource solutions to the accident & health and property & casualty insurance sectors. The provider bill review, telephonic case management and utilization review operations of the acquired Novaeon business units greatly complement the services currently performed by Ward North America's managed care subsidiary, Spectrum Managed Care, Inc. One of the primary objectives of Anchor Pacific's private placement is to purchase Spectrum Managed Care, Inc., and merge it with Spectrum of California under Anchor Pacific to form a national managed care company with annual revenues approximating $10M."
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Ward North America Holding, Inc., headquartered in San Diego, California, is a privately-held company providing a diversified array of outsource solutions to the insurance industry through more than 65 offices in 41 states, Canada, and Great Britain. Its shareholders include GE Capital Equity Group, through its subsidiary, Employers Reinsurance Corporation, E.W. Blanch Holdings, Inc., and Mutual Risk Management, Ltd. (Bermuda). Legion Insurance Company is a subsidiary of Mutual Risk Management, Ltd.

Statements contained in this press release, which are not historical information, are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: product and service development, demand and market acceptance risks, the impact of pricing for competitive products and services, regulatory approval and future product and service development. More detailed information on these and additional factors which could affect Anchor Pacific's operating and financial results are described in the company's Quarterly and Annual Reports on Forms 10 QSB, 10 KSB and other reports, filed or to be filed with the Securities and Exchange Commission. Anchor Pacific urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, Anchor Pacific undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.